UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 1, 2021

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

             Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reinstatement of Executive Officer Base Salaries

As previously disclosed, effective as of March 21, 2020, in light of the uncertainty regarding the effects of the novel coronavirus (COVID-19), the base salaries of certain executive officers of Ashford Inc. (the “Company”), including the Company’s Chief Executive Officer, Mr. Monty J. Bennett, and its named executive officers, were temporarily reduced by 15% (20% for Mr. Bennett). On February 1, 2021, the base salaries for the Company’s executive officers (other than Mr. Bennett) were restored to their pre-reduction levels, and on February 3, 2021, the independent members of the Board of Directors of the Company restored Mr. Bennett’s salary to its pre-reduction level, effective as of February 1, 2021. In addition, and also effective as of February 1, 2021, the independent members of the Board of Directors ended the arrangement pursuant to which Mr. Bennett has been receiving his base salary in the form of common stock issued under the Company’s 2014 Incentive Plan, as amended, such that Mr. Bennett’s base salary will again be paid in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By: /s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and
Secretary
Dated: February 4, 2021